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                                  EXHIBIT 10.17


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                               EVANS NATIONAL BANK
              DEFERRED COMPENSATION PLAN FOR OFFICERS AND DIRECTORS

                                    ARTICLE I
                                     PURPOSE

          The purpose of the Evans National Bank Deferred Compensation Plan for Officers and Directors (hereinafter referred to as the "Plan") is to provide funds at termination of service for Officers and Directors (and their beneficiaries). It is intended that the Plan will aid in retaining and attracting Officers and Directors of exceptional ability.

                                   ARTICLE II
                                   DEFINITIONS

          For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

          "AFFILIATE" means Evans Bancorp, Inc. and any wholly owned subsidiary of Evans Bancorp, Inc. (other than the Bank) or the Bank.

          "BANK" means Evans National Bank, Angola, New York.

          "BENEFICIARY" means the person, persons or entity designated by the Participant, or as provided in Article VII, to receive any benefits payable under the Plan.

          "BOARD" means the Board of Directors of the Bank.

          "COMPENSATION" means, in the case of an Officer, base cash compensation only, and, in the case of a Director, cash retainers and meeting fees.

          "DECLARED RATE" means, with respect to any Plan Year, one (1) percentage point over the prime rate as published in the Wall Street Journal. The Board shall establish the Declared Rate effective as of January 1 of each Plan Year, except that the rate shall be determined as of the Plan effective date for the first Plan Year. Such Declared Rate, once established, shall be used for all interest determinations during such Plan Year. The formula used to establish the Declared Rate may be amended by a resolution of the Board on a prospective basis.

          "DEFERRAL BENEFIT" means the benefit payable to a Participant or his Beneficiary on his death or termination of service as an Officer or Director.

          "DEFERRED BENEFIT ACCOUNT" means the account maintained on the books of the Bank for each Participant pursuant to Article V. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

          "DESIGNATION OF FORM FOR PAYMENT" means the agreement filed by a Participant designating the manner in which the Participant's Deferred Benefit Account balance shall be paid to the Participant or his beneficiary.

          "DETERMINATION DATE" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article V hereof. Unless otherwise determined by the Board, the last day of each Plan Year shall be the Determination Date.

          "DIRECTOR" means an active member of the Board of Directors of the Bank or an Affiliate.

          "OFFICER" means an officer of the Bank or an Affiliate.

          "PARTICIPANT" means an Officer or Director who is designated as a Participant in Appendix A to the Plan.

          "PARTICIPATION AGREEMENT" means the agreement filed by a Participant prior to the beginning of the first period for which the Participant's Compensation is to be deferred pursuant to the Plan and the Participation Agreement.

          "PLAN YEAR" means a twelve month period commencing January 1st and ending the following December 31st. The first Plan Year shall commence April 1, 2003 and end December 31, 2003.
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                                   ARTICLE III
                                  PARTICIPATION

          3.1 PARTICIPATION. Participation in the Plan shall be limited to Officers and Directors who are designated as Participants on Appendix A as the same may be amended from time to time. Each designated Participant must file a Participation Agreement to commence participation in the Plan. A Participant's Participation Agreement must be filed prior to the December 15th immediately preceding the Plan Year in which the Participant's participation under the agreement will commence, and the election to participate shall be effective on the first day of the Plan Year following receipt by the Bank of a properly completed and executed Participation Agreement (including the Designation of Form of Payment). In the event that an individual first becomes eligible to participate during the course of a Plan Year or in connection with the first Plan Year, a Participation Agreement must be filed no later than 30 days following notification of the individual by the Board of eligibility to participate or the Plan effective date, and such Participation Agreement shall be effective only with regard to Compensation earned or payable following the filing of the Participation Agreement with the Board.

          3.2 AMOUNT OF DEFERRAL. A Participant may elect in any Participation Agreement to defer all, or any percentage (in increments of one (1%) percent), of his Compensation. A Participant's election to defer his Compensation shall be irrevocable for the applicable Plan Year upon the filing of the respective Participation Agreement.

                                   ARTICLE IV
                              DEFERRED COMPENSATION

          4.1 ELECTIVE DEFERRED COMPENSATION. The amount of Compensation that a Participant elects to defer under this Plan shall be credited by the Bank to the Participant's Deferred Benefit Account as the Participant's Compensation is payable.

          4.2 VESTING OF DEFERRED BENEFIT ACCOUNT. A Participant shall be 100% vested in his Deferred Benefit Account at all times.

                                    ARTICLE V
                            DEFERRED BENEFIT ACCOUNT

          5.1 DETERMINATION OF ACCOUNT. Each Participant's Deferred Benefit Account as of each Determination Date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date plus the Participant's elective deferred Compensation withheld since the immediately preceding Determination Date pursuant to Section
4.1. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date.

          5.2 CREDITING OF ACCOUNT. As of each Determination Date, the Participant's Deferred Benefit Account shall be increased by the amount of interest earned since the preceding Determination Date. Interest shall be based upon the applicable Declared Rate. Interest shall be based upon the average daily balance of the Participant's Deferred Benefit Account since the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for such day.

                                   ARTICLE VI
                                    BENEFITS

          6.1 TERMINATION OF SERVICE AS AN OFFICER OR DIRECTOR. Upon any termination of service of the Participant, the Bank shall pay to the Participant a Deferral Benefit equal to the amount of his Deferred Benefit Account. Notwithstanding anything herein to the contrary, a Participant who is both an Officer and a Director may elect in his Participation Agreement to commence benefits payments upon his termination of service upon the later to occur of his termination of service as an Officer or Director.

          6.2 FORM OF BENEFIT PAYMENT.

              Upon the occurrence of an event described in Section 6.1, the Bank shall pay the Participant's Deferred Benefit Account in the form of (i) a lump sum or (ii) in the case of a Participant who terminates service after attaining age 62 (in the case of a Participant who is an Officer) or after completing 10 years of service (in the case of a Participant who is a Director) an annual payment of a fixed amount which shall amortize the Deferred Benefit Account balance in equal installments of principal and interest over a period of five (5), ten


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              (10) or fifteen (15) years as designated by the Participant on his or her Designation of Form for Payment. For purposes of determining the amount of the annual payment, the rate of interest shall be the average of the Declared Rate credited to the Participant's Deferred Benefit Account for the three (3) years preceding the initial payment (or such lesser number of years in which the Participant participated in the Plan). A Participant who elects an installment payment option under (ii) above but fails to satisfy the applicable age or service requirements as of his termination date shall receive a lump sum distribution of his Deferred Benefit Account.

              A Participant who is actively serving as an Officer or Director may change the form in which his benefits shall be paid by filing a revised Designation of Form for Payment indicating such change at least one (1) calendar year prior to the date payments are to commence. Such Designation of Form for Payment shall be irrevocable beginning one (1) calendar year prior to the date payments are to commence. No changes in the form of benefit payment shall be permitted following a Participant's termination of service.

          6.3 COMMENCEMENT OF PAYMENTS.

          (a) Payments due under Section 6.1 shall commence not later than sixty (60) days following the date the Participant terminates service as an Officer or Director and continue in accordance with the Participant's election under Section 6.2.

              All installment payments made pursuant to this Section 6.3 shall be payable annually beginning with a single payment on the date specified in Section 6.3(a) and continuing each anniversary of such date until fully paid in accordance with the Participant's election.

         6.4 HARDSHIP DISTRIBUTIONS. A Participant may file a request with the Board for the payment of a hardship distribution of all or any portion of his Deferred Benefit Account at any time prior to the Participant's termination of service. The payment of a hardship distribution shall be based upon the Board's determination, in its sole discretion, that the Participant has experienced an unforeseeable financial emergency which is caused by an event beyond the Participant's control that would result in serious financial hardship to the Participant. A Participant's future deferrals under any Participation Agreement then in effect shall be suspended as of the date of a hardship distribution to the Participant.

                                   ARTICLE VII
                             BENEFICIARY DESIGNATION

         7.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution of the benefits due to the Participant under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Board and shall be effective only when received in writing by the Board.

         7.2 AMENDMENTS. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Board. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

         7.3 NO PARTICIPANT DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

         (a)  The surviving spouse;

              The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take per stirpes;

         (c)  The Participant's Estate.

         7.4 EFFECT OF PAYMENT. The payment to the deemed Beneficiary shall completely discharge Bank's obligations under this Plan.


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                                  ARTICLE VIII
                            ADMINISTRATION AND CLAIM

         8.1      ADMINISTRATION.

         The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Board, which may, at any time by resolution of the Board, delegate such functions to a committee of the Board. The Board shall have the authority to resolve any question under the Plan. The determination of the Board as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

         8.2      CLAIMS PROCEDURES.

         (a) Claims for benefits under the Plan shall be submitted in writing to the Chairman of the Board or the Chairman of the committee designated by the Board to administer the Plan.

                  If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within a reasonable period following the date on which the claim is filed, which notice shall set forth:

                 (i)      the specific reason or reasons for the denial;

                 (ii) specific reference to pertinent Plan provisions on which the denial is based;

                 (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                 (iv)     an explanation of the Plan's claim review procedure.

         If the claim has not been granted and written notice of the denial of the claim is not furnished in a timely manner following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

                 (iv) The claimant or his authorized representative shall have 30 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Chairman of the Board, and may review pertinent documents and submit issues and comments in writing within such 30-day period.

         After receipt of the request for review, the Board shall, in a timely manner, render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. Such decision by the Board shall not be subject to further review. If a decision on review is not furnished to a claimant, the claim shall be deemed to have been denied on review.

                 (v) No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the provisions set forth in this section.

                                   ARTICLE IX
                        AMENDMENT AND TERMINATION OF PLAN

         9.1 AMENDMENT. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account maintained pursuant to any existing deferral election under the Plan. Any change in the Declared Rate shall be prospective only and shall not become effective until the first day of the calendar year which follows the adoption of the amendment.

         9.2 TERMINATION OF PLAN. Subject to the vested rights of Participants, the Board may at any time terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Bank.


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                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no secured interest or claim in any property or assets of the Bank, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Bank ("Policies"). Such Policies or other assets of the Bank shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Bank under this Plan. Any and all of the Bank's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Bank. The Bank's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Bank to pay money in the future. The Bank shall have no obligation under this Plan with respect to individuals other than the Bank's employees, Directors or consultants.

         10.2 NON-ASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         10.3 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Bank and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Bank except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Bank or to interfere with the right of the Bank to discipline or discharge him at any time.

         10.4 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

         10.5 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         10.6 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York.

         10.7 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         10.8 NOTICE. Any notice or filing required or permitted to be given to the Board under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Board, the President of the Bank or the Bank's Statutory Agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of three (3) days following the date shown on the postmark or on the receipt for registration or certification.

         10.9 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Bank and successors of any such corporation or other business entity.

         10.10 EFFECTIVE DATE. The effective date of this Plan is April 1, 2003.

         10.11 SPECIAL CHANGE IN CONTROL RULES. Upon the occurrence of a "Change in Control" of Evans Bancorp, Inc. (as such term if defined in the Bank's Executive Incentive Retirement Plan), this Plan may not be amended or terminated in any respect except with the express written consent of all participants or other persons eligible to receive benefits hereunder. Not later than ten (10) days following the effective date of a Change in Control, to the extent that benefits payable under the Plan are not fully paid at the effective date of the Change in Control, the Bank, or its successor entity, shall establish a grantor trust and contribute to such trust the amount necessary in cash or cash equivalents to fund all benefits accrued as of such date.


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The trust shall contain provisions setting forth a schedule of payments to be made by the trustee based on participant elections and the trustee shall not be authorized to alter such schedule unless the Bank is determined to be insolvent. The existence of the trust or any shortfall in the assets of the trust shall not relieve the Bank of the obligation to make payments otherwise due participants in this Plan as they are due.

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                                   APPENDIX A


I. DIRECTOR PARTICIPANTS

Robert W. Allen
William F. Barrett
James Biddle, Jr.
Phillip Brothman
Laverne G. Hall
David M. Taylor
John O'Brien
Nancy Ware
Thomas  H. Waring, Jr.

II. OFFICER PARTICIPANTS

Katherine M. Allen
Louis Atti
George L. Catalano
John B. Connerton
Mark DeBacker
William R. Glass
Frederick E. Gould
Emily S. Hazlett
Susan J. Herold
Timothy F. Jachlewski
Howard M. Martin, Jr.
Robert G. Miller, Jr.
Ronald E. Miller
Michael R. Noville
Michael C. Schafer
Mary Jo Shults
James Tilley
Jeffrey M. Werdein


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